                                                                    Exhibit 99.1

[LOGOC OMITTED]

                                                                   PRESS RELEASE



                   Neoware Reports Fiscal Q3 Operating Results

     Revenues Increased 61%, Net Income Increased 82% Over Prior Year Period

         KING OF PRUSSIA, Pa., April 29, 2003 -- Neoware Systems, Inc. (Nasdaq:
NWRE), the leading supplier of award-winning software, services, and managed thin client appliances, today reported revenues and earnings for its fiscal 2003 third quarter and nine months ended March 31, 2003.

FINANCIAL HIGHLIGHTS

     o Revenues for the quarter ended March 31, 2003 increased 61% to $13,468,117, from $8,368,580 in the prior year quarter.

     o Operating income increased 244% to $2,218,136, from $645,013 in the prior year quarter.

     o Net income increased 82% to $1,280,821, or $0.09 per fully diluted share, from $705,058, or $0.06 per fully diluted share, in the prior year quarter. This increase in net income was achieved despite a $300,000 non-cash, non-operating impairment charge for the write-off of an investment in Boundless Corporation, which filed for Chapter 11 bankruptcy protection in March 2003. The current year quarter also had a $720,461 income tax provision, while there was no income tax provision in the prior year quarter.

     o Revenues for the nine months ended March 31, 2003 were $41,698,573, up 106% from $20,228,442 in the prior year.

     o Net income for the nine months ended March 31, 2003 was $4,611,537, up 193% from $1,575,299 in the prior year.

     o Gross margin for the quarter increased to a record 46% from 40% in the prior year, well above the Company's guidance of 40% to 42% plus or minus a point or two. Gross margin for the quarter increased primarily as a result of our ability to reduce product costs while increasing revenues and maintaining average selling prices, as well as a favorable product mix including increased revenues from software sales.

         "Neoware's business is healthy and is growing," commented Michael Kantrowitz, Neoware's Chairman and CEO. "In the first nine months of our fiscal year we have more than doubled revenues, and increased operating income more than five-fold. Our gross margins hit a new record in Q3 and were well above our plan."

ADDITIONAL FINANCIAL HIGHLIGHTS

     o Cash flow from operations for the quarter ended March 31, 2003 was $2,539,126 compared to $247,775 in the prior year quarter.

     o   Cash increased to $26,829,821 from $17,031,422 at June 30, 2002, primarily as a result of positive cash flow from operations and the fact that no federal income taxes were payable as a result of tax loss carryforwards and current deductions from the exercise of options by employees.

     o Operating margin for the quarter ended March 31, 2003 was 16%, compared to 8% in the prior year quarter as a result of increased sales, increased gross margins, and our ability to control operating expenses as we grew revenues.


CUSTOMER WINS AND MARKET DATA

     o Specific customers sold during the quarter included Air France, Aventis, City of Wichita, Cook County, Dane County, Dufferin Peale Schools, Electrolux, Emory University Hospitals, ESPN, Federated Stores, Fenwick-Linde, Goodyear Tire and Rubber, Haverty's Furniture, HMV, IKEA, Jamestown Community College, Keystone Automotive, Lee Memorial Health System, Panalpina, State of California Dept of Human Services, Sunbelt Rentals, SuperValu Stores, UK Ministry of Defense, University of Glasgow and University of North Carolina Hospitals.

     o According to the most recent IDC report on the thin client market, Neoware gained more market share in 2002 than any other supplier, more than doubled its market share compared to one year ago, and grew at more than nine times the market's rate to become the number two supplier of thin client appliances and software in the US, Europe, and worldwide.

         "As demonstrated by these results, Neoware has a strong, profitable business," Mr. Kantrowitz commented. "While we're not immune from the economic environment or capital equipment investment trends, it is clear from our performance that Neoware's products and business model will enable us to grow revenues while generating cash flow that can be invested in our business to drive additional growth."

         "As demonstrated by this quarter, our operating results in any single quarter may vary as a result of the timing of individual transactions; however we believe that we are well positioned to continue to increase revenues and earnings into fiscal 2004. The fact that we deliver demonstrable cost savings to our customers - both up-front and in total ownership cost - gives us the right message for the current cost-constrained IT spending climate." Mr. Kantrowitz concluded.

About Neoware

         Neoware provides software, services, and solutions to enable Appliance Computing, a proven Internet-based computing architecture targeted at business customers, that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices.

         Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front, maintenance, and administrative costs than proprietary or PC-based alternatives.

         More information about Neoware can be found on the Web at www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.

                                      # # #

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the growth of our business; our products and business model enabling us to increase revenues and cash flow; our expectation of increases in revenues and earnings in fiscal 2004; our position as the leading supplier of software, products, services and solutions for the Appliance Computing market; the benefits of our business model; and our competitive advantage. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers' acceptance of our Appliance Computing products, including acceptance by IBM and NCD customers, NCD's creditworthiness as a distributor of our products in Europe, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2002 and Form 10-Q for the quarter ended December 31, 2002.

Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

CONTACT:

Vince Dolan, VP-Finance
Neoware Systems, Inc.
610-277-8300
invest@neoware.com

                              NEOWARE SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS


                              ASSETS                                      March 31, 2003           June 30, 2002
                                                                           (Unaudited)
                                                                      -------------------         ----------------
CURRENT ASSETS:
Cash and cash equivalents                                                  $26,829,821              $17,031,422
Marketable securities                                                                -                  183,333
Accounts receivable, net                                                     9,315,627                9,520,558
Inventories                                                                  1,127,061                1,040,851
Prepaid expenses and other                                                     954,156                  551,598
Deferred income taxes                                                          570,455                1,394,864
                                                                           -----------              -----------
Total current assets                                                        38,797,120               29,722,626

Property and equipment, net                                                    562,542                  622,235
Goodwill and other intangibles                                              11,240,494               11,568,940
Note receivable                                                                254,269                  263,732
Deferred income taxes                                                          387,651                  173,648
Capitalized software, net                                                       25,679                   47,779
                                                                           -----------              -----------
                                                                           $51,267,755              $42,398,960
                                                                           ===========              ===========

                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                                            $3,430,942               $3,111,164
Accrued expenses                                                             2,149,628                2,136,776
Capital lease obligations                                                       67,065                   63,037
Deferred revenue                                                               628,331                  582,290
                                                                           -----------              -----------
Total current liabilities                                                    6,275,966                5,893,267
                                                                           -----------              -----------

Capital lease obligations, non-current portion                                 151,368                  204,131

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock                                                                      -                        -
Common stock                                                                    13,870                   12,936
Additional paid-in capital                                                  44,114,915               40,291,861
Treasury stock                                                                (100,000)                (100,000)
Accumulated other comprehensive income                                         (13,338)                (116,672)
Retained earnings (deficit)                                                    824,974               (3,786,563)
                                                                           -----------              -----------
Total stockholders' equity                                                  44,840,421               36,301,562
                                                                           -----------              -----------
                                                                           $51,267,755              $42,398,960
                                                                           ===========              ===========

                              NEOWARE SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                             Three Months Ended                         Nine Months Ended
                                                  ------------------------------------       --------------------------------------
                                                     March 31,            March 31,               March 31,             March 31,
                                                       2003                 2002                    2003                  2002
                                                  ---------------     ---------------        -----------------      ---------------
Net revenues                                       $13,468,117           $8,368,580              $41,698,573            $20,228,442
Cost of revenues                                     7,227,380            5,061,893               23,216,958             11,862,736
                                                   -----------           ----------              -----------            -----------
Gross profit                                         6,240,737            3,306,687               18,481,615              8,365,706
                                                   -----------           ----------              -----------            -----------

Sales and marketing                                  2,410,840            1,547,448                6,937,260              4,072,802
Research and development                               491,981              352,570                1,300,430              1,027,421
General and administrative                           1,119,780              761,656                3,002,480              1,945,930
                                                   -----------           ----------              -----------            -----------
Operating expenses                                   4,022,601            2,661,674               11,240,170              7,046,153
                                                   -----------           ----------              -----------            -----------

Operating income                                     2,218,136              645,013                7,241,445              1,319,553

Impairment charge                                     (300,000)                   -                 (300,000)                     -
Interest income, net                                    83,146               60,045                  264,081                255,746
                                                   -----------           ----------              -----------            -----------

Income before income taxes                           2,001,282              705,058                7,205,526             $1,575,299

Income tax expense                                    (720,461)                   -               (2,593,989)                     -
                                                   -----------           ----------              -----------            -----------

Net income                                          $1,280,821             $705,058               $4,611,537             $1,575,299
                                                   ===========           ==========              ===========            ===========

Basic income per share                                   $0.09                $0.06                    $0.34                  $0.15
                                                   ===========           ==========              ===========            ===========

Diluted income per share                                 $0.09                $0.06                    $0.31                  $0.14
                                                   ===========           ==========              ===========            ===========
Weighted average number of common
shares used in basic earnings per share
computation                                         13,724,625           11,175,240               13,485,220             10,573,863
                                                   ===========           ==========              ===========            ===========
Weighted average number of common
shares used in diluted earnings per share
computation                                         14,704,171           12,509,099               14,712,321             11,326,706
                                                   ===========           ==========              ===========            ===========



                              NEOWARE SYSTEMS, INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                    Three Months           Nine Months
                                                                                       Ended                  Ended
                                                                                   March 31, 2003         March 31, 2003
                                                                                   --------------         --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                           $1,280,821             $4,611,537
Adjustments to reconcile net income to net cash
provided by (used in) operating activities-
Loss on investment                                                                      300,000                300,000
Deferred income taxes                                                                   720,461              2,578,950
Depreciation and amortization                                                           187,892                563,399
Changes in operating assets and liabilities-
(Increase) decrease in:
   Accounts receivable                                                                1,378,182                204,931
   Inventories                                                                         (333,640)               (86,210)
   Prepaid expenses and other                                                          (418,428)              (415,891)
Increase (decrease) in:
   Accounts payable                                                                    (842,455)               319,778
   Accrued expenses                                                                     324,039                 12,852
   Deferred revenue                                                                     (57,746)                46,041
                                                                                    -----------            -----------

      Net cash provided by operating activities                                       2,539,126              8,135,387
                                                                                    -----------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets                                                            (2,114)               (46,538)
Purchases of property and equipment, net                                                (27,973)              (106,623)
                                                                                    -----------            -----------

      Net cash used in investing activities                                             (30,087)              (153,161)
                                                                                    -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of capital leases                                                            (18,013)               (48,735)
Expenses for prior issuance of common stock                                                   -               (122,409)
Exercise of stock options and warrants                                                  343,342              1,977,854
Decrease in note receivable                                                                   -                  9,463
                                                                                    -----------            -----------

      Net cash provided by financing activities                                         325,329              1,816,173
                                                                                    -----------            -----------
INCREASE IN CASH AND CASH EQUIVALENTS                                                 2,834,368              9,798,399
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                       23,995,453             17,031,422
                                                                                    -----------            -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                            $26,829,821            $26,829,821
                                                                                    ===========            ===========

SUPPLEMENTAL DISCLOSURES:
   Cash paid for income taxes                                                                $-                $79,947
   Cash paid for interest                                                                 8,774                 25,963
   Cash received for interest                                                            34,364                195,340


